UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2008

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas	000-33267	43-1723043
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

717 North Harwood Street, Suite 1500		75201
Dallas, Texas		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Odyssey HealthCare, Inc. (the “Company”) previously entered into employment agreements with the following named executive officers (the “Executive Employment Agreements”), effective as follows: Robert A. Lefton, effective October 11, 2005, R. Dirk Allison, effective October 30, 2006, W. Bradley Bickham, effective August 1, 2005, Brenda A. Belger, effective August 1, 2005, and Craig P. Goguen, effective August 20, 2007. The Company has previously described the material terms of each of the Executive Employment Agreements in Current Reports on Form 8-K filed with the Securities and Exchange Commission with respect to Mr. Lefton on October 12, 2005, with respect to Mr. Allison on October 31, 2006, with respect to Mr. Bickham and Ms. Belger on August 5, 2005, and with respect to Mr. Goguen on July 26, 2007.
     On December 23, 2008, the Company and the named executive officers listed above entered into amended and restated Executive Employment Agreements (the “Amended Agreements”) in order to bring the Executive Employment Agreements into compliance with section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). In addition to making legal changes to the agreements to comply with section 409A of the Code, the Amended Agreements also change the timing of certain severance payments provided for in the agreements to address issues related to section 409A of the Code. Specifically, the Executive Employment Agreements previously provided for severance to be paid in bi-weekly installments in accordance with the customary payroll practices of the Company over the applicable severance period specified in each named executive officer’s agreement. The Amended Agreements provide that severance will instead be paid in a single lump sum on the first day of the seventh month following the named executive officer’s separation from service with the Company. The events triggering the payment of severance and the amount of severance remain unchanged, except that Ms. Belger’s agreement has been revised to provide that severance is payable if the Company elects not to renew her agreement prior to the occurrence of a change in control, which change conforms her agreement to the provisions of Mr. Lefton’s, Mr. Allison’s, Mr. Bickham’s and Mr. Goguen’s agreements. Additional conforming changes have been made to Ms. Belger’s agreement to remove the provision reducing her severance payments by the amount of any compensation received from another employer during the severance period and to provide for continued medical, prescription and dental coverage through the first anniversary of her termination date as part of her severance. The Amended Agreements are effective, as applicable, as of the original effective date of each Executive Employment Agreement set forth above.
     The foregoing summary description of the Amended Agreements is not intended to be complete and is qualified in its entirety by the complete text of the Amended Agreements, which are attached as exhibits hereto.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, by and between Odyssey HealthCare, Inc. and Robert A. Lefton, effective as of October 11, 2005 (unless otherwise specified therein)

10.2	Amended and Restated Employment Agreement, by and between Odyssey HealthCare, Inc. and R. Dirk Allison, effective as of October 30, 2006 (unless otherwise specified therein)

Exhibit No.	Description
10.3	Amended and Restated Employment Agreement, by and between Odyssey HealthCare, Inc. and W. Bradley Bickham, effective as of August 1, 2005 (unless otherwise specified therein)

10.4	Amended and Restated Employment Agreement, by and between Odyssey HealthCare, Inc. and Brenda A. Belger, effective as of August 1, 2005 (unless otherwise specified therein)

10.5	Amended and Restated Employment Agreement, by and between Odyssey HealthCare, Inc. and Craig P. Goguen, effective as of August 20, 2007 (unless otherwise specified therein)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.
Date: December 23, 2008	By:	/s/ W. Bradley Bickham
W. Bradley Bickham
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, by and between Odyssey HealthCare, Inc. and Robert A. Lefton, effective as of October 11, 2005 (unless otherwise specified therein)

10.2	Amended and Restated Employment Agreement, by and between Odyssey HealthCare, Inc. and R. Dirk Allison, effective as of October 30, 2006 (unless otherwise specified therein)

10.3	Amended and Restated Employment Agreement, by and between Odyssey HealthCare, Inc. and W. Bradley Bickham, effective as of August 1, 2005 (unless otherwise specified therein)

10.4	Amended and Restated Employment Agreement, by and between Odyssey HealthCare, Inc. and Brenda A. Belger, effective as of August 1, 2005 (unless otherwise specified therein)

10.5	Amended and Restated Employment Agreement, by and between Odyssey HealthCare, Inc. and Craig P. Goguen, effective as of August 20, 2007 (unless otherwise specified therein)